UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 29,2024
Commission file number 001-39482
GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	85-1966622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower; 6th Floor Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (888) 729-1206
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $379.50 per share	WGSWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On April 29, 2024, GeneDx Holdings Corp. (the “Company”), entered into a sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC, as sales agent and/or principal (“TD Cowen”), pursuant to which the Company may offer and sell, from time to time to or through TD Cowen, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $75.0 million (the “Shares”).
The offer and sale of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 and the related prospectus (File No. 333-267112) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 26, 2022, and declared effective by the SEC on September 7, 2022, as supplemented by a prospectus supplement dated April 29, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the Sales Agreement, TD Cowen may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earliest of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by TD Cowen or the Company, as permitted therein.
The Company will pay TD Cowen a selling commission of up to 3.0% of the gross proceeds from each sale of Shares and has agreed to provide TD Cowen with customary indemnification and contribution rights. The Company will also reimburse TD Cowen for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01           Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description

1.1	Sales Agreement, dated April 29, 2024, by and between GeneDx Holdings Corp. and TD Securities (USA) LLC.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEDX HOLDINGS CORP.

Date:	April 29,2024	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer